UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 22, 2009

Jones Soda Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-28820	91-1696175
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

234 Ninth Avenue N., Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-624-3357

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Jones Soda Co. ("Jones Soda") today announced that shareholder litigation involving Jones Soda and Peter van Stolk, its former Chief Executive Officer, former Chairman of the Board, and former director, has been dismissed.

On June 22, 2009, the United States District Court for the Western District of Washington issued an order denying plaintiffs’ motion for leave to amend a consolidated securities class action complaint brought against Jones Soda and Mr. van Stolk, dismissing the case with prejudice, and directing the court clerk to enter judgment in favor of defendants.

The consolidated action, In re Jones Soda Company Securities Litigation, Case No. 07-cv-1366-RSL, was purportedly commenced on behalf of all individuals who purchased Jones Soda common stock from January 10, 2007 to May 1, 2008, and generally alleged violations of federal securities laws based on, among other things, false and misleading statements and omissions about agreements with retailers, allocation of resources, and business prospects. Defendants filed a motion to dismiss the amended complaint on July 7, 2008. After hearing oral argument on February 3, 2009, the Court issued an order granting the motion to dismiss in its entirety on February 9, 2009. Plaintiffs filed a motion for leave to file an amended complaint on March 25, 2009, and defendants opposed the motion on April 17, 2009. On June 22, 2009, the Court issued an order denying plaintiffs’ motion for leave to amend, dismissing the case with prejudice, and directing the court clerk to enter judgment in favor of defendants. Plaintiffs may appeal the ruling within thirty days.

Shareholder derivative actions based on the same basic allegations of fact as in the federal securities class action and filed in both the Superior Court for King County, Washington (In re Jones Soda Co. Derivative Litigation, Lead Case No. 07-2-31254-4 SEA) and in the United States District Court for the Western District of Washington (Sexton v. van Stolk, et al., Case No. 07-1782RSL), remain pending.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jones Soda Co.

June 23, 2009	By:	Michael R. O'Brien

Name: Michael R. O'Brien
Title: Chief Financial Officer